Electronic Articles of Incorporation For

P18000013347
FILED
February 08, 2018
Sec. Of State
msolomon

10SION HOLDINGS, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

10SION HOLDINGS, INC.

Article II

The principal place of business address:

81 TINGLEY LANE
EDISON, NJ. US 08820

The mailing address of the corporation is:

81 TINGLEY LANE
EDISON, NJ. US 08820

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000 COMMON SHARES, $0.001 PAR

Article V

The name and Florida street address of the registered agent is:

JACKSON L MORRIS ESQ.
3116 W NORTH A STREET
TAMPA, FL. 33609

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JACKSON L. MORRIS

P18000013347
FILED
February 08, 2018
Sec. Of State
msolomon

Article VI

The name and address of the incorporator is:

JACKSON MORRIS
3116 W NORTH A STREET

TAMPA, FLORIDA 33609

Electronic Signature of Incorporator: JACKSON L. MORRIS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: D, P
KENNETH D BLAND
81 TINGLEY LANE
EDISON, NJ. 08820 US

Title: S
JACKSON L MORRIS
3116 W. NORTH A STREET
TAMPA, FL. 33609 US